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                                                                  Exhibit 99.1


                                                                          SIDE 1

                                REVOCABLE PROXY
                            HERITAGE FINANCIAL, LTD.
                     SPECIAL MEETING, __________ ___, 1996
                     PROXY SOLICITED BY BOARD OF DIRECTORS


  The undersigned hereby appoints ______________ and _________________, and each of them, proxies with power of substitution to vote on behalf of the stockholders of Heritage Financial, Ltd. ("Heritage"), at a special meeting to be held on __________ ___, 1996 and any adjournment thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

   The shares represented by this Proxy will be voted as specified on the reverse hereof, but if no specification is made, this Proxy will be voted FOR the approval of the Acquisition Merger and the Merger Agreement (defined on the reverse side) and FOR approval of adjournment of the meeting if necessary to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the meeting to approve the Acquisition Merger and the Merger Agreement. The proxies may vote in their discretion as to other matters which may come before the meeting.

                                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

[X]  Please mark votes as in this example.

1. Approval of the merger of Heritage into Commercial Federal Corporation ("Commercial") with Commercial as the surviving corporation (the "Acquisition Merger") and Adoption of the Reorganization and Merger Agreement by and between Commercial, Commercial Federal Bank, a Federal Savings Bank (the "Bank"), Heritage and Hawkeye Federal Savings Bank ("Hawkeye") dated as of May 16, 1996 (the "Merger Agreement"), which sets forth the terms and conditions of the Acquisition Merger and also provides for the subsequent merger of Hawkeye into the Bank.

                   FOR          AGAINST        ABSTAIN

                 [     ]        [      ]       [      ]

     Please date and sign as name is imprinted hereon, including designation as executor, etc., if applicable. A corporation must sign in its name by the president or other authorized officer(s).


     2. Adjournment of the meeting if necessary to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the meeting to approve the Acquisition Merger and the Merger Agreement.

                   FOR          AGAINST        ABSTAIN

                 [     ]        [      ]       [      ]


      3. Transaction of such other business as may properly come before the meeting and any adjournments thereof.

      A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.


MARK HERE FOR ADDRESS
CHANGE AND NOTE AT LEFT                            [    ]

Signature                                Date
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Signature                                Date
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